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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   January 5, 1998


                                BIO-PLEXUS, INC.
             (Exact name of Registrant as specified in its Charter)

         Connecticut                          0-24128                   06-1211921
         -----------                          -------                   ----------
(State or Other Jurisdiction          (Commission File Number)        (I.R.S. Employer
      of Incorporation)                                              Identification No.)

                  129 Reservior Road, Vernon, Connecticut 06066
               (Address of Principal Executive Offices) (zip code)

                                 (860) 870-6112
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS


         Effective January 5, 1998, the registrant dismissed its former independent accountants, Price Waterhouse LLP of Hartford, Connecticut and engaged Mahoney Sabol & Company, LLP of Hartford, Connecticut as its independent accountants.

         During the two most recent audited fiscal years of the registrant and through January 5, 1998, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years.

         The reports of the former independent accountants on the financial statements of the registrant for fiscal years ended December 31, 1995 and 1996 contained no adverse opinion or disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope, or accounting principles, except that on the December 31, 1996 financial statements, the opinion dated April 11, 1997, contained an explanatory paragraph relating to the registrant's ability to continue as a going concern.

         The decision to change accountants was approved by the Board of Directors of the registrant.

         The registrant has provided Price Waterhouse LLP with a copy of this disclosure and has requested that Price Waterhouse LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated January 5, 1998 is filed as Exhibit 16 to this Form 8-K.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIO-PLEXUS, INC.

                                   By   /s/ Richard L. Higgins
                                        -------------------------------------
                                        Richard L. Higgins
                                        President and Chief Executive Officer


                                   Date
                                        -------------------------------------

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                                BIO-PLEXUS, INC.

                                  EXHIBIT INDEX

EXHIBIT NO.                         DESCRIPTION
-----------                         -----------

16                                  Predecessor Accountants' Letter to SEC